Exhibit 10.34
PREFERRED INTEREST AMENDMENT AGREEMENT
     This Preferred Interest Amendment Agreement (this “Amendment”) is made as of this 19th day of December, 2008 among NRG Common Stock Finance II LLC, a Delaware limited liability company (“Issuer”), Credit Suisse Capital LLC (together with its successor and assigns, “Purchaser”) and Credit Suisse Securities (USA) LLC (“Agent”), solely in its capacity as agent for Purchaser and Issuer (Issuer, Purchaser and Agent, collectively, the “Parties”).
W I T N E S S E T H
     WHEREAS, the Parties have heretofore entered into a Preferred Interest Purchase Agreement dated August 4, 2006 (the “Preferred Interest Purchase Agreement”), whereby Issuer issued to Purchaser Issuer’s Series 1 Exchangeable Limited Liability Company Preferred Interests (the “Preferred Interests”) on the terms and conditions set forth therein;
     WHEREAS, the Preferred Interests have the terms and provisions contained in a Certificate of Designations dated as of August 4, 2006 (the “Certificate of Designations”);
     WHEREAS, the Parties hereto desire to amend the terms and provisions of the Preferred Interests as set forth herein;
     NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:
     SECTION 1 . Defined Terms; References. Unless otherwise specifically defined herein, each capitalized term used herein and not otherwise defined herein has the meaning assigned to such term in the Preferred Interest Purchase Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Preferred Interest Purchase Agreement” and each other similar reference contained in the Preferred Interest Purchase Agreement shall, after this Amendment becomes effective, refer to the Preferred Interest Purchase Agreement as amended hereby.
     SECTION 2 . Amendments. The Preferred Interests are hereby amended as set forth in Exhibit B hereto, with such amendments taking effect as of the date hereof and subject to the further conditions that (1) as of such date Purchaser shall have received an opinion (in form and substance satisfactory to Purchaser and its counsel), dated as of the date hereof, of Kirkland & Ellis LLP, counsel for Issuer, substantially in the form attached hereto as Exhibit A and (2) the Agreement with respect to the Preferred Interest Purchase Agreement among Issuer, Purchaser, Agent and the Company of even date herewith has been executed by the parties thereto. The Issuer shall execute on the date hereof an amendment to the Certificate of Designations substantially in the form of Exhibit B hereto.

     SECTION 3 . Representations, Warranties and Agreements.
     (a) Issuer and Purchaser each represents and warrants to the other that its representations and warranties contained in Sections 4 and 5, respectively, of the Preferred Interest Purchase Agreement are true and correct on the date hereof as if made on the date hereof.
     (b) Issuer represents and warrants to and for the benefit of, and agrees with, Purchaser as follows:
     (i) it has the power to execute this Amendment, to deliver this Amendment and to perform its obligations under this Amendment and has taken all necessary action to authorize such execution, delivery and performance;
     (ii) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
     (iii) all governmental and other consents that are required to have been obtained by it with respect to the execution and delivery of and the performance of its obligations under this Amendment have been obtained and are in full force and effect and all conditions of any such consents have been complied with;
     (iv) its obligations under this Amendment constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles;
     (v) no Early Redemption Event with respect to it has occurred and is continuing and no such event or circumstance would reasonably be expected to occur as a result of its entering into or performing its obligations under this Amendment;
     (vi) there is not pending or, to its knowledge, threatened against it or any of its affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Amendment or its ability to perform its obligations under this Amendment;
     (vii) it is acting for its own account, and has made its own independent decision to enter into this Amendment and as to whether this

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Amendment is appropriate or proper for it based upon its own judgment and upon advice of such advisors as it deems necessary; Issuer acknowledges and agrees that it is not relying, and has not relied, upon any communication (written or oral) of Purchaser or any Affiliate of Purchaser with respect to the legal, accounting, tax or other implications of this Amendment and that it has conducted its own analyses of the legal, accounting, tax and other implications hereof (it being understood that information and explanations related to the terms and conditions of this Amendment shall not be considered investment advice or a recommendation to enter into this Amendment); it further acknowledges and confirms that it has taken independent tax advice with respect to this Amendment;
     (viii) it is entering into this Amendment with a full understanding of all of the terms and risks hereof (economic and otherwise) and is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks; it is also capable of assuming (financially and otherwise), and assumes, those risks;
     (ix) it acknowledges that neither Purchaser nor any Affiliate of Purchaser is acting as a fiduciary for or an advisor to Issuer in respect of this Amendment;
     (x) it is not entering into this Amendment to create actual or apparent trading activity in the NRG Common Stock (or any security convertible into or exchangeable for NRG Common Stock) or to manipulate the price of the NRG Common Stock (or any security convertible into or exchangeable for NRG Common Stock) or otherwise in violation of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
     (xi) without limiting the generality of Section 3(b)(ii), this Amendment will not violate Rule 13e-1 or Rule 13e-4 under the Exchange Act; and
     (xii) it is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (c) Purchaser represents and warrants to and for the benefit of, and agrees with, Issuer as follows:
     (i) it has the power to execute this Amendment, to deliver this Amendment and to perform its obligations under this Amendment and has

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taken all necessary action to authorize such execution, delivery and performance;
     (ii) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
     (iii) all governmental and other consents that are required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and
     (iv) its obligations under this Amendment constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general equitable principles.
     SECTION 4 . Counterparts. This Amendment may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.
     SECTION 5 . Governing Law; Jurisdiction. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.
     SECTION 6 . Preferred Interest Purchase Agreement. Except as otherwise specified in this Amendment, the Preferred Interest Purchase Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

ISSUER:

NRG COMMON STOCK FINANCE II LLC

By:	/s/ Christopher Sotos
Name: Title:	Christopher Sotos Vice President and Treasurer

PURCHASER:

CREDIT SUISSE CAPITAL LLC

By: Name: Title:	/s/ Barry Dixon Barry Dixon Authorized Signatory

By: Name: Title:	/s/ Shui Wong Shui Wong Authorized Signatory

AGENT:

CREDIT SUISSE SECURITIES (USA) LLC

By: Name: Title:	/s/ Barry Dixon Barry Dixon Authorized Signatory

Exhibit A
Form of Opinion

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Exhibit B
NRG COMMON STOCK FINANCE II LLC
FIRST CERTIFICATE OF AMENDMENT
to
CERTIFICATE OF DESIGNATIONS
establishing the
Voting Powers, Designations, Preferences, Limitations,
Restrictions, and Relative Rights of
Series 1 Exchangeable Limited Liability Company Preferred Interests

Pursuant to Section 18-215 of the
Limited Liability Company Act of the State of Delaware

     NRG COMMON STOCK FINANCE II LLC, a limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware (“Issuer”), does hereby certify as follows:
     1. That the Certificate of Designations establishing the voting powers, designations, preferences, limitations, restrictions, and relative rights of the Series 1 Exchangeable Limited Liability Company Preferred Interests, as amended by the First Certificate of Amendment (as defined below) (as so amended, the “Certificate of Designations”), shall be further amended as follows:
     (a) Section 4.5 of the Certificate of Designations shall be deleted in its entirety and replaced with the following new Section 4.5:
          Increased Cost of Stock Borrow. The Calculation Agent may reduce the Threshold Price for any Preferred Interest to account for any period in which it reasonably determines that an Increased Cost of Stock Borrow exists in respect of such Preferred Interest.
     (b) Section 10.29 of the Certificate of Designations shall be amended by deleting the phrase “or an Increased Cost of Hedging” in item (i) of the definition of “Extraordinary Event” and replacing it with “or an Increased Cost of Stock Borrow.”
     (c) Section 10 of the Certificate of Designations shall be amended by the addition of Section 10.33(A) as follows:
     (d) “First Certificate of Amendment” means the NRG Common Stock Finance II LLC First Certificate of Amendment to Certificate of Designations establishing the Voting Powers, Designations, Preferences, Limitations, Restrictions and Relative Rights of Series 1 Exchangeable Limited Liability Company Preferred Interests executed as of December 19, 2008.
     (e) Section 10 of the Certificate of Designations shall be amended by the addition of Section 10.38(A) as follows:
          “Increased Cost of Stock Borrow” means, in respect of any Preferred Interest, an Increased Cost of Hedging (or portion thereof) resulting from the rate that the Holder of such Preferred Interest or its affiliate would incur to borrow NRG Common Stock.
     (f) Section 10 of the Certificate of Designations shall be amended by the addition of Section 10.53(A):
          “Note Purchase Amendment Agreement” means the Note Purchase Amendment Agreement dated as of December 19, 2008 among Issuer, Credit Suisse International and Credit Suisse Securities (USA) LLC, as agent.

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     (g) Section 10 of the Certificate of Designations shall be amended by the addition of Section 10.60(A) as follows:
     “Other Increased Cost of Hedging” means any Increased Cost of Hedging (or portion thereof) that is not an Increased Cost of Stock Borrow.
     (h) Section 10 of the Certificate of Designations shall be amended by the addition of Section 10.62(A):
     “Preferred Interest Amendment Agreement” means the Preferred Interest Amendment Agreement dated as of December 19, 2008 among Issuer, Credit Suisse Capital LLC and Credit Suisse Securities (USA) LLC, as agent.
     (i) Section 10 of the Certificate of Designations shall be amended by the addition of Section 10.82(B) as follows:
     “Transaction Amendment Documents” means, (i) the Preferred Interest Amendment Agreement, (ii) the Note Purchase Amendment Agreement and (iii) the First Certificate of Amendment.
     (j) Section 10.83 of the Certificate of Designations shall be amended by deleting “and” in subclause (xiii) thereof and adding the phrase “; and (xv) the Agreement with respect to the Preferred Interest Purchase Agreement dated as of December 19, 2008 among Issuer, Credit Suisse Capital LLC as Purchaser, Credit Suisse Securities (USA) LLC as Agent and the Company, as each document or agreement in subclauses (i) through (xv) of this Section 10.83 may be amended from time to time” in the last line thereof after the word “Agreement.”
     (k) Each reference to a “Transaction Document” or “Transaction Documents” in (i) Sections 5.1(a), 5.1(c)-(e), 5.1(g), 5.1(h) and 4.6 of the Certificate of Designations and (ii) the definitions of “Hedging Disruption” and “Increased Cost of Hedging” in Section 10 of the Certificate of Designations shall be deemed to be references to a Transaction Document or Transaction Amendment Document.
     2. Except as otherwise specified in this First Certificate of Amendment to the Certificate of Designations, the Certificate of Designations shall remain in full force and effect.

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     IN WITNESS WHEREOF, NRG Common Stock Finance II LLC caused this First Certificate of Amendment of the Certificate of Designation to be signed this day of December, 2008.

NRG COMMON STOCK FINANCE II LLC
By:
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer